LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this "Agreement") is dated as of August 9, 2007 by and among Jpak Group, Inc., a Nevada corporation (f/k/a Rx Staffing, Inc., the "Company"), and the shareholders of the Company listed on Schedule A attached hereto (collectively, the "Shareholders").

WHEREAS, in connection with the issuance by the Company of Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”) and Warrants to certain investors (the “Investors”) upon conversion of outstanding Notes held by such Investors, the Shareholders have agreed not to sell any shares of the Company’s common stock, $0.001 par value per share (the "Common Stock"), that such Shareholders presently own or may acquire after the date hereof, except in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. Restriction on Transfer; Term.

(a) The Shareholders hereby agree with the Company that the Shareholders and their affiliates, including, without limitation, members of such Shareholder’s immediate family, will not offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, any of the shares of Common Stock from the period commencing on the Closing Date and expiring on the date that is six (6) months following the effective date of the registration statement filed by the Company with the Securities and Exchange Commission providing for the resale of all of the shares of Common Stock issuable upon conversion of the Preferred Shares and all of the shares of Common Stock issuable upon exercise of the Series A Warrants and the Series B Warrants (the “Period”); provided, however, that no Shareholder shall, during the twelve (12) months following the Period, sell more than one-twelfth (1/12) of their total holdings of Common Stock during any one (1) month period.

(b) Notwithstanding the foregoing, the restrictions set forth in Section 1(a) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of the Investors holding a majority of the Preferred Shares outstanding at such time, (iv) effected pursuant to any exchange of “underwater” options with the Company or (v) to an affiliate or to any wholly owned subsidiary of a Shareholder provided that such affiliate or subsidiary agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (b) the acquisition or exercise of any stock option issued pursuant to the Company’s stock option plans, including any exercise effected by the delivery of Common Stock of the Company held by the undersigned. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this Agreement shall apply to Common Stock acquired in open market transactions.

2. Ownership. During the Period, the Shareholders shall retain all rights of ownership in the Common Stock, including, without limitation, voting rights and the right to receive any dividends, if any, that may be declared in respect thereof.

3. Company and Transfer Agent. The Company is hereby authorized to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement.

4. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

Jpak Group, Inc.
c/o Qingdao Renmin Printing Co., Ltd.
No. 15, Xinghua Road
Qingdao, Shandong Province
Postal Code 266401
P.R. China
Attention: Mr. Yijun Wang
Tel. No.: (532) 8463 0577
Fax No.: (532) 8463 0586

With copies to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07086
Attention: Steven M. Skolnick
Tel No.: (973) 597-2500
Fax No.: (973) 597-2400

and to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Christopher S. Auguste
Tel No.: (212) 715-9100
Fax No.: (212) 715-8000

If to any of the Shareholders, addressed to such Shareholder at:

c/o Qingdao Renmin Printing Co., Ltd.
No. 15, Xinghua Road
Qingdao, Shandong Province
Postal Code 266401
P.R. China
Attention: Mr. Yijun Wang
Tel. No.: (532) 8463 0577
Fax No.: (532) 8463 0586

With copies to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07086
Attention: Steven M. Skolnick
Tel No.: (973) 597-2500
Fax No.: (973) 597-2400

or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

5. Entire Agreement. This Agreement contain the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

7. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

8. Severability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

9. Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10. Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.
11. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

12. Third Party Beneficiaries. Each of the Shareholders and the Company hereby acknowledges that the Investors are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Investors.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

JPAK GROUP, INC.

By:
Name:
Title:

SHAREHOLDER:

By:
Name:
Title:

Schedule A

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